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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                August 31, 2000

CoSine Communications, Inc.
3200 Bridge Parkway
Redwood City, CA 94065

     RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on April 28, 2000 (as such has been and may be further amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 11,500,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 1,500,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters for resale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus (the "Prospectus") constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any registration statement filed pursuant to Rule 462(b) of the Act that incorporates the Prospectus by reference.

                                     Sincerely,


                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

                                     /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.